Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Organization
DBM Global Intermediate Holdco Inc.	Delaware
INNOVATE 2 Corp. (f/k/a HC2 Holdings 2, Inc.)	Delaware
INNOVATE International Holding Corp. (f/k/a HC2 International Holding, Inc.)	Delaware
Schuff Merger Sub, Inc.	Delaware

Subsidiaries of DBM Global Intermediate Holdco Inc., HC2 Holdings 2, Inc. and HC2 International Holding, Inc., are listed below. All subsidiaries are wholly-owned by their respective parent, except where otherwise indicated.

SUBSIDIARIES OF DBM GLOBAL INTERMEDIATE HOLDCO INC.

Subsidiary	Jurisdiction of Organization
DBM Global Inc. (90.9%)	Delaware
Banker Steel Holdco LLC	Delaware
Banker Steel Co., L.L.C.	Delaware
Banker Steel South, LLC	Virginia
Lynchburg Freight & Specialty LLC	Delaware
US Erectors LLC	Delaware
Innovative Engineering Solutions LLC	Delaware
Memco, LLC	Delaware
NYC Constructors, LLC	Delaware
NYC Equipment Company, LLC	Virginia
NYCC Construction Services, LLC	Delaware
US Construction Services, Inc.	Delaware
Innovative Detailing Services, Ltd.	Ontario, Canada
NYC Construction Services, Ltd.	Ontario, Canada
Derr and Isbell Construction, LLC	Texas
CB-Horn Holdings, Inc.	Delaware
GrayWolf Industrial, Inc.	Delaware
GrayWolf Integrated Construction Company-Southeast, Inc.	Georgia
M. Industrial Mechanical, Inc.	Delaware
Midwest Environmental, Inc.	Kentucky
Milco National Constructors, Inc.	Delaware
GrayWolf Integrated Construction Company(1)	Delaware
Titan Fabricators, Inc.	Kentucky
DBM Global-North America Inc.	Delaware
Addison Structural Services, Inc.	Florida
Quincy Joist Company	Delaware
Aitken Manufacturing Inc.	Delaware
DBM Vircon Services (USA), Inc.	Arizona
Innovative Structural Systems Inc.	Delaware
On-Time Steel Management Holding, Inc.	Delaware
Schuff Steel Management Company – Colorado LLC	Delaware
Schuff Steel Management Company – Southeast LLC	Delaware
Schuff Steel Management Company – Southwest, Inc.	Delaware
PDC Services (USA) Inc.	Delaware
Schedule 21.1
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Subsidiary	Jurisdiction of Organization
Schuff Steel Company(2)	Delaware
Schuff Steel – Atlantic, LLC	Florida
Schuff Steel Company – Panama S. de R.L.	Panama
DBM Global Holdings Inc.	Delaware
DBM Vircon Services (UK) Ltd	United Kingdom
DBM Vircon Services (India) Pvt Ltd	India
DBM Vircon Services (Canada) LTD (3)	British Columbia, Canada
DBMG International PTE LTD	Singapore
DBMG Singapore PTE LTD	Singapore
DBM Vircon Services (Thailand) Co. LTD	Thailand
DBM Vircon (Australia) Pty Ltd	Australia
DBM Vircon Services (Australia) Pty Ltd	Australia
BDS Steel Detailers (Australia) Pty Ltd	Australia
DBM Vircon Services (NZ) Ltd	New Zealand
PDC Operations (Australia) Pty Ltd	Australia
DBM Vircon Services (Philippines) Inc.	Philippines
Schuff Premier Services LLC	Delaware

SUBSIDIARIES OF INNOVATE 2 CORP.

Subsidiary	Jurisdiction of Organization
Global Marine Holdings, LLC (72.75%)	Delaware
New Saxon 2019 Ltd	United Kingdom
HC2 Broadcasting Holdings Inc.(4) (98%)	Delaware
HC2 Broadcasting Intermediate Holdings Inc.	Delaware
HC2 Broadcasting Inc.	Delaware
DTV America Corporation (76.5%)(5)	Delaware
HC2 Broadcasting License Inc.	Delaware
HC2 LPTV Holdings, Inc.	Delaware
HC2 Network Inc.(6)	Delaware
HC2 Station Group, Inc.	Delaware
Pansend Life Sciences, LLC	Delaware
Genovel Orthopedics, Inc. (80%)	Delaware
R2 Technologies, Inc. (56.3%)	Delaware

SUBSIDIARIES OF INNOVATE INTERNATIONAL HOLDING CORP.

Subsidiary	Jurisdiction of Organization
INNOVATE International Corp. (f/k/a HC2 International, Inc.)	Delaware
ICS Group Holdings Inc.	Delaware
PTGi International Carrier Services Ltd	United Kingdom
The St. Thomas & San Juan Telephone Company, Inc.	U.S. Virgin Islands

(1)    Also does business as GrayWolf Integrated Construction Company, Inc. (AL and NY)
(2)    Also does business under the name Schuff Steel Company Inc. (AL and NY)
(3)    Also does business under the name Candraft VSI
Schedule 21.1
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(4)    Also does business under the name QUU (DE and NY)
(5)    Registrant holds a total of 66.43%, as follows: 42.35% (representing 98% of 43.22% direct interests) through HC2 Broadcasting Inc., 5.28% (representing 98% of 5.38% direct interests) through HC2 Broadcasting Holdings, Inc. and 17.83% through INNOVATE 2 Corp. In addition, HC2 holds an additional 10.07% voting interest through proxies from minority shareholders, for a total controlling interest of 76.50%.
(6)    Also does business under the names, HC2 Network Inc. - KAZD (TX), HC2 Network Inc. - KEMO (CA), , HC2 Network Inc. KJLA (CA), HC2 Network Inc. - KVDF(TX), HC2 Network Inc. - KYAZ (TX), HC2 Network Inc. - KYDF (TX), HC2 Network - WNYN (NY), HC2 Network - WQAW (DC), HC2 Network Inc. - WTNO (LA), HC2 Network Inc. - WUVM (GA), HC2 Network Inc. - WXAX (FL), HC2 Network Inc. - WPVN (IL), and HC2 Network Inc. - KEJR (AZ)
Schedule 21.1
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